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                                                                     Exhibit 4.6

                         Form of Subscription Agreement

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                             SUBSCRIPTION AGREEMENT

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                            mPhase Technologies, Inc.


(A New Jersey corporation)

THE 2,000,000 UNITS OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION PROVIDED IN THE ACT AND THE RULES AND REGULATIONS THERETO INCLUDING RULE 506 OF REGULATION D OF THE ACT, NOR HAVE SUCH SECURITIES BEEN REGISTERED OR QUALIFIED UNDER ANY STATE'S SECURITIES LAWS. ACCORDINGLY, IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER THE UNITS OF THIS COMPANY UNLESS SUCH UNITS ARE SUBSEQUENTLY REGISTERED OR QUALIFIED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR EXEMPTIONS THEREFROM ARE AVAILABLE.

Date:    December 15, 2001

This Subscription Agreement is entered into by and between (the "Subscriber") and mPhase Technologies, Inc., a New Jersey corporation (the "Company"), as of the date it is accepted below by the Company.

         1. Subscription The subscriber hereby agrees to purchase Units of mPhase Technologies, Inc. common stock and common stock purchase warrants at a price of $.30 per Unit

         2. Acceptance Acceptance by the Company shall be evidenced by its delivery to Subscriber of a fully-executed Subscription Agreement. Execution of this Agreement by the Subscriber does not require the Company to accept any subscription and this Agreement shall not be binding unless and until accepted in writing by the Company.

         3. Company's Representations The company represents that it has been duly organized under the laws of the State of New Jersey.

         4. Subscriber's Representations The Company is offering and shall issue the Units subscribed for in this Agreement without registering them pursuant to the Securities Act of 1933, as amended (the "Act") and in particular Rule 506 of Regulation D of the Act. The Company is doing so in reliance upon, among other things, the Subscriber's following representations:

         (a) Accuracy of the Information Provided and Subscriber's Representations The Subscriber's representations in this Agreement are complete and accurate to the best of the Subscriber's knowledge, and the Company may rely upon them. The Subscriber will notify the Company immediately if any material change occurs in any of this information before the sale of the Units.

         (b) Access to Data The Subscriber has reviewed among other documents the Company's Confidential Memorandum dated as of November 30, 2001 issued by counsel in lieu of a disclosure statement and any amendments thereto (the "Statement"). The Subscriber understands that an investment in the Company involves significant risks, including those described in the Memorandum. The Subscriber hereby acknowledges it has requested and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any additional information that the Company possess or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information set forth in the Statement. No oral representations have been made or oral information furnished to the Subscriber in connection with the Offering that were in any way inconsistent with the Statement.

         (c) Investment The Subscriber is acquiring the Units for investment only and for the Subscriber's own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Subscriber understands that, by reason of a specific exemption from the registration provision of the Act, the Units have not been, and (except as provided in Section 5 below) will not be, registered under the Act, and that the availability of such exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Subscriber's representations as expressed herein.

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         (d) Restriction on Transfer The Subscriber acknowledges that the Units must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available.

         1. Registration Rights The Company is a full reporting company under
         Section 12g and other registration provisions of the Securities and Exchange Act of 1934 as amended. mPhase Technologies, Inc., hereby grants "piggy-back" registration rights to the holder of the units and undertakes to include the shares covered by the Units as part of the next registration statement filing which will be filed on Form S-1 by the Company with the SEC. The Company cannot guarantee that any registration statement filed will be declared effective by the SEC.

         (e) Authorization This Agreement, when fully executed and delivered by the Company, will constitute a valid and legally binding obligation of the Subscriber, enforceable in accordance with its terms. The person signing this document and all documents necessary to consummate the purchase of the Units has all requisite authority to sign such documents on behalf of the Subscriber, if it is an entity investor.

         (f) No Duplication The Subscriber has not duplicated or distributed the attached Confidential Memorandum to anyone other than his or her Purchaser Representative or other personal advisors, and will not do so in the future.

         (g) Investment Sophistication The Subscriber has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the proposed investment.

         (h) Adequate Financial Means The Subscriber has adequate means of providing for his current needs and possible personal contingencies and he is able to bear the economic risks of the investment (i.e., he can afford a complete loss.)

         (i) Limited Trading Market The Subscriber acknowledges that prior to this Offering there has been a limited trading market for the Company's Common Stock and after completion of this Offering there can be no assurance that a trading market will continue or if it does continue, that it will be active or maintained, and, thus, the Subscriber may not be able to readily, if ever to liquidate his investment.

         5. Indemnification Under This Agreement. The Subscriber shall indemnify and hold harmless the Company and each of its affiliates from and against all losses, damages and liabilities (including, but not limited to, court costs and reasonable attorney's fees) arising or resulting from, or attributable to, any breach of the representations and warranties set forth in this Subscription Agreement, or in any other document furnished by the Subscriber.

         6. No Transfer and Subsequent Disposition The Subscriber hereby agrees that he will not sell, transfer or otherwise dispose of the Units unless, in the opinion of counsel to the Company, such sale, transfer or disposition may be legally made without (i) registration under the Act, and/or (ii) registration and/or qualification under then applicable state and/or federal statutes, or such sale, transfer or disposition shall have been so registered and/or qualified and/or appropriate prospectus shall then be in effect.

The Units offered hereby have not been registered under the Act and are being sold in reliance upon the exemption contained in Rule 506 of Regulation D of the Act. A purchaser of the Units will not be able to sell and/or otherwise dispose of their Units unless a registration statement is in effect and/or an exemption from the registration requirements of said Act is available.



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         7. Power of Attorney of Spouse If the Subscriber is a married person and a resident of a community property state, the Subscriber agrees to cause the Subscriber's spouse to execute this Agreement at the space provided for that spouse's signature immediately following the signature of the Subscriber, and by such signature hereto said spouse certifies that said spouse is the spouse of the person who signed this Agreement, that said spouse has read and approves the provisions hereof and hereby consents and agrees to this Agreement and agrees to be bound by and accepts such provisions of this Agreement in lieu of all other interests said spouse may have in the Company, whether such interest be community property or otherwise. Said spouse grants to the Subscriber irrevocable power of attorney to represent said spouse in all matters connected with the Company to the end that, in all cases, the Company may rely on any approval, direction, vote or action taken by the Subscriber, as said spouse's attorney-in-fact. Such power of attorney is, and shall be deemed to be, coupled with an interest so that the authority granted hereby may continue during the entire period of the Company and regardless of the death or incapacity of the spouse granting the same. Said spouse further agrees to execute, acknowledge and deliver such other and further instruments and documents as may be required to evidence such power of attorney.

         8. Entirety The terms of this Agreement are intended by the parties as a final expression of their agreement with respect to the terms included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement, understanding or negotiation (whether oral or written).

         9. Waiver No waiver or modification of any of the terms of this Agreement shall be valid unless in writing. No waiver of a breach of, or default under, any provision hereof shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

        10. Counterparts This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        11. Notices Except as otherwise required in this Agreement, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed as follows:

         To the Company:      mPhase Technologies, Inc.
                              587 Connecticut Avenue
                              Norwalk, CT   06854-0960
                              Attention: Ronald A. Durando
                              Telephone: (203)838-2741


         To the Subscriber:   At the address set forth beneath the
                              Subscriber's signature

Any party may change his, her or its address for notice in accordance with the provisions of this Paragraph.

         12. Non-Assignability The obligations of the Subscriber hereunder shall not be delegated or assigned to any other party without the prior written consent of the Company.

         13. Expenses Each party shall pay all of its costs and expenses that it incurs with respect to the negotiation, execution and delivery of this Agreement.

         14. Applicable Law This Agreement shall be construed and enforced pursuant to the laws of the State of Connecticut.


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         15. Form of Ownership Please indicate the form of ownership that the
Subscriber desires for the Units:

              ______ Individual

              ______ Joint Tenants with Right of Survivorship

              ______ Tenants in Common

              ______ Community Property

              ______ Trust

              ______ Corporation

              ______ Partnership

              ______ Other: ________________________________________


         16. Survivor. All representations, warranties and covenants contained in this Subscription Agreement shall survive the acceptance of the subscription. The Subscriber acknowledges and agrees that this Subscription Agreement shall survive (i) changes in the transactions, documents and instruments described in the Memorandum that are not material, and (ii) the death or disability of the Subscriber.

         17. Gender, Number, etc. Terms used herein in any number or gender include other numbers or genders, as the context may require. If the Subscriber is an entity, all references to "him" or "his" shall be deemed to include "it" or "its."


SIGNATURE PART OF SUBSCRIPTION AGREEMENT

         INDIVIDUAL(S) SIGN HERE:

                                   SUBSCRIBER:

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                                   (Signature)

                                   ------------------------------------
                                   (Print Name)

                                   ------------------------------------

                                   ------------------------------------
                                   (Address)

                                   Social Security #
                                                    -------------------

                                   Number of Units Subscribed
                                   For Purchase:
                                                 ----------------------

                                   SPOUSE OF SUBSCRIBER:

                                   ------------------------------------
                                   (Signature)


         ACCEPTED:

         m Phase Technologies, Inc.

         By:
                  ----------------------------------

         Title:
                  ----------------------------------

         Date:
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                    SIGNATURE PART OF SUBSCRIPTION AGREEMENT


         ORGANIZATION(S) SIGN HERE:


                                   SUBSCRIBER:

                                   ------------------------------------
                                   (Print Name of Organization)

                                   By:
                                        -------------------------------
                                        (Signature)

                                   ------------------------------------
                                   (Print Name and Title)

                                   ------------------------------------

                                   ------------------------------------
                                   (Address)

                                   Federal ID#:
                                                -----------------------

                                   Number of Units Subscribed for Purchase

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         ACCEPTED:

         mPhase Technologies, Inc.

         By:
                  ------------------------------------

         Title:
                  ------------------------------------

         Date:
                  ------------------------------------